EXHIBIT  23.1

               CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS

We hereby consent to the incorporation of our report dated August 23, 2004 relating to the financial statements of Axiom III, Inc. in the Registration Statement on Form SB-2 dated November 29, 2004, and Prospectus, and to the reference to our firm as 'Experts in Accounting'.



Traci  J.  Anderson
Huntersville,  North  Carolina
November  29,  2004